UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2011

THE BRAINY BRANDS COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54344	30-0457914
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

460 Brogdon Road, Suite 400
Suwanee, GA 30024
(Address of principal executive offices) (zip code)

(678) 762-1100
 (Registrant's telephone number, including area code)

   Copies to:
Marc Ross, Esq.
David B. Manno, Esq.
Sichenzia Ross Friedman Ference Anslow LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on August 11, 2011, The Brainy Brands Company, Inc. (the “Company”) entered into a subscription agreement (the “August Subscription Agreement”) with accredited investors (the “Investors”). Pursuant to the August Subscription Agreement, on August 11, 2011, the Company issued and sold to the Investors, convertible promissory notes (the “Notes”) in the aggregate principal amount of $220,000 (the “First Closing”). The Notes are secured by all of the assets of the Company. Upon issuance, the Notes were convertible into common stock of the Company at a conversion price of $0.40 per share, subject to adjustment in the event of stock splits, stock dividends, or in the event of certain subsequent issuances by the Company of common stock or securities convertible into common stock at a lower price. The Notes will mature two years from the date of issuance and bear interest at the rate of 10% per annum due and payable semi-annually in arrears commencing September 30, 2011 and upon maturity. Pursuant to the First Closing, the Company issued to the Investors warrants to purchase 30 shares of common stock (the “Warrants”) for each $4.00 principal amount of Notes, such that the Company issued an aggregate of 1,650,000 Warrants. The Warrants have a five-year term, may be exercised on a cashless basis, and upon issuance had an exercise price of $0.60, subject to adjustment in the event of stock splits, stock dividends, or in the event of certain subsequent issuances of the Company of common stock or securities convertible into common stock at a lower price. The Notes may not be converted, and the Warrants may not be exercised, to the extent such conversion or exercise would cause the holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of the Company’s then outstanding shares of common stock following such conversion or exercise.

A second closing under the Subscription Agreement (the “Second Closing”) occurred on September 23, 2011, for additional principal amount of $180,000 in Notes (including Notes in the principal amount of $45,000 issued to the New Subscribers named in the Third Waiver (defined below)). At the Second Closing, the Company issued Notes and Warrants on the same terms and conditions as the First Closing, except that, the Notes and Warrants issued at the Second Closing had conversion and exercise prices, respectively, of $0.20. In connection with the Second Closing, on September 23, 2011, the Company entered into a Third Consent and Waiver Agreement with the parties identified on the signature pages thereto. Pursuant to the Third Waiver:

●	The exercise and conversion prices of the Company’s outstanding notes and warrants (including the Notes and Warrants issued at the First Closing), respectively, was reduced to $0.20.

●
Schedule 12(a) to the August Subscription Agreement, the subscription agreement entered into by the Company on November 24, 2010 (the “November Subscription Agreement”) and the subscription agreement entered into by the Company on April 18, 2011 (the “April Subscription Agreement”) was amended to increase from 7,500,000 to 15,000,000 the number of shares of common stock which the Company may include in its stock plan and  deemed an “Exempt Issuance” under the respective Subscription Agreements.

●	The New Subscribers named therein were added as subscribers under the August Subscription Agreement.

●
The subscribers under the November Subscription Agreement and April Subscription Agreement waived the last sentence of Section 3.3 of each of the warrants issued in connection with the November Subscription Agreement and April Subscription Agreement, with respect to the amount of shares of common stock that may be purchased upon full exercise of each of such warrants.

●	The Company agreed to use its best efforts to effect an increase in its authorized shares of common stock to 500,000,000, not later than December 1, 2011.

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Third Consent and Waiver Agreement, dated September 23, 2011, between the Company and the parties identified on the signature pages thereto.
\

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BRAINY BRANDS COMPANY, INC.

Dated: September 26, 2011	By:	/s/ John Benfield
Name: John Benfield
Title: Chief Executive Officer

3